EXHIBIT 99


                                      NEWS




AMS Announces Delay in Reporting Q2 Fiscal Year 2004 Results

Until Form 10-Q Is Filed For Q1 of Fiscal Year 2004



     SAN DIEGO, CALIF., OCT. 23, 2003 - Advanced Marketing Services, Inc. (NYSE:
MKT), a leading global provider of customized services to book retailers and publishers, today announced that the Company would delay releasing its financial results for the second quarter of fiscal year 2004 that ended on September 27, 2003, until such time as the Company files its Form 10-Q for the first quarter of fiscal year 2004. Accordingly, the Company also announced that it would delay holding its regular financial conference call.

     On August 18, 2003, the Company reported a delay in the filing of its Form 10-Q for the first quarter of fiscal year 2004 that ended on June 28, 2004. The Company intends to complete and file its Form 10-Q as promptly as possible.

     In addition, the Company announced that its Board of Directors has determined that all future filings on Form 10-Q and earnings news announcements will occur simultaneously.



ABOUT ADVANCED MARKETING SERVICES

     Headquartered in San Diego, California, Advanced Marketing Services (AMS) is a leading global provider of customized wholesaling, distribution and custom publishing services to the book industry. The Company provides a full range of value-added services that provide AMS's customers with book buying advice and expert supply chain management, including advertising and promotional support,

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to ensure the success of their book programs.  AMS'  proprietary  Vendor Managed
Inventory (VMI) software is a unique tool that allows its book specialists to efficiently and effectively manage global book distribution systems for the benefit of its warehouse clubs and bookstore customers. AMS has extensive operations in the U.S., Canada, Mexico, Singapore, the United Kingdom and Australia and employs approximately 1,700 people worldwide.


Recent press releases on Advanced Marketing Services, Inc. are available on both the Company's Website, WWW.ADVMKT.COM, and on PR Newswire, WWW.PRNEWSWIRE.COM.






FOR FURTHER INFORMATION:

INVESTOR RELATIONS:                      MEDIA CONTACTS:
------------------                       --------------
Chuck Williams                           The McQuerter Group
Director of Investor Relations           Greg McQuerter or Tina Wilmott
Advanced Marketing Services, Inc.        (858) 450-0030 x140
(858) 450-3545                           TWILMOTT@MCQUERTER.COM
CHUCKW@ADVMKT.COM